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                           BEVERLY ENTERPRISES, INC.

                                  EXHIBIT 11.1

                      COMPUTATION OF NET INCOME PER SHARE

         THREE-MONTH AND SIX-MONTH PERIODS ENDED JUNE 30, 1995 AND 1994

                                  (UNAUDITED)

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                             THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                   JUNE 30,                         JUNE 30,
                                                          --------------------------        -----------------------
                                                              1995          1994               1995          1994
                                                          ----------    ------------        ----------    ---------
PRIMARY:
  Net income  . . . . . . . . . . . . . . . .             $    14,306    $     19,032       $   30,855    $   34,147
  Preferred stock dividends . . . . . . . . .                  (2,062)         (2,062)          (4,125)       (4,125)
                                                          -----------    ------------       ----------    ----------
  Net income applicable to common shares  . .             $    12,244    $     16,970       $   26,730    $   30,022
                                                          ===========    ============       ==========    ==========

  Applicable common shares:
    Weighted average outstanding shares during
     the period . . . . . . . . . . . . . . .                  86,304          85,481           85,986        85,296
    Weighted average shares issuable upon
      exercise of common stock equivalents
      outstanding (principally stock options)
      using the "treasury stock" method . . .                   1,560           1,583            1,607         1,691
                                                          -----------    ------------       ----------    ----------
    Total . . . . . . . . . . . . . . . . . .                  87,864          87,064           87,593        86,987
                                                          ===========    ============       ==========    ==========

  Net income per share of common stock  . . .             $      0.14    $       0.19       $     0.31    $     0.35
                                                          ===========    ============       ==========    ==========

FULLY DILUTED:
  Net income  . . . . . . . . . . . . . . . .             $    14,306    $     19,032       $   30,855    $   34,147
  Reduction of interest and amortization
    expenses resulting from assumed conversion
    of 7.625% convertible subordinated
    debentures  . . . . . . . . . . . . . . .                      -- (a)          -- (a)           -- (a)        -- (a)
  Reduction of interest and amortization expenses
    resulting from assumed conversion of zero
    coupon notes  . . . . . . . . . . . . . .                      -- (a)          -- (a)           -- (a)        -- (a)
  Less applicable income taxes  . . . . . . .                      --              --               --            --
                                                          -----------    ------------       ----------    ----------
  Adjusted net income . . . . . . . . . . . .                  14,306          19,032           30,855        34,147
  Preferred stock dividends . . . . . . . . .                  (2,062)             --           (4,125)       (4,125)
                                                          -----------    ------------       ----------    ----------
  Adjusted net income applicable to common
   shares . . . . . . . . . . . . . . . . . .             $    12,244    $     19,032       $   26,730    $   30,022
                                                          ===========    ============       ==========    ==========

  Applicable common shares:
    Weighted average outstanding shares during
     the period . . . . . . . . . . . . . . .                  86,304          85,481           85,986        85,296
    Assumed conversion of cumulative convertible
      exchangeable preferred stock  . . . . .                      -- (a)      11,253               -- (a)        -- (a)
    Weighted average shares issuable upon exercise
      of common stock equivalents outstanding
      (principally stock options) using the
      "treasury stock" method . . . . . . . .                   1,560           1,583            1,673         1,692
    Assumed conversion of 7.625% convertible
      subordinated debentures . . . . . . . .                      -- (a)          -- (a)           -- (a)        -- (a)
    Assumed conversion of zero coupon notes .                      -- (a)          -- (a)           -- (a)        -- (a)
                                                          -----------    ------------       ----------    ----------
    Total . . . . . . . . . . . . . . . . . .                  87,864          98,317           87,659        86,988
                                                          ===========    ============       ==========    ==========

   Net income per share of common stock . . .             $      0.14    $       0.19       $     0.30    $     0.35
                                                          ===========    ============       ==========    ==========

(a) Conversion would be anti-dilutive and is therefore not assumed in the computation of earnings per share of common stock.





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